                         REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of September 18, 1998, between COMSAT CORPORATION, a District of Columbia corporation ("COMSAT") and LOCKHEED MARTIN CORPORATION, a Maryland corporation (collectively with its subsidiaries, "LOCKHEED MARTIN").

          Terms not otherwise defined herein have the meanings stated in the Merger Agreement (as defined below).

                                    RECITALS

          A. Pursuant to an Agreement and Plan of Merger dated as of September 18, 1998 (as amended or modified from time to time, the "MERGER AGREEMENT"), among COMSAT, Lockheed Martin, and Deneb Corporation, a Delaware corporation and a wholly-owned subsidiary of Lockheed Martin ("ACQUISITION SUB"), Lockheed Martin, acting through a wholly-owned single member Delaware limited liability company ("OFFER SUBSIDIARY"), will commence an offer to purchase for cash (the "OFFER") shares (collectively, the "SHARES") of COMSAT's common stock, without par value (the "COMSAT COMMON STOCK"). The Shares to be acquired in the Offer are hereinafter referred to as the "REGISTRABLE SHARES."

          B. In order to induce Lockheed Martin to enter into the Merger Agreement, COMSAT and Lockheed Martin have agreed to enter into this Agreement concurrent therewith.

                                   AGREEMENT

          The parties agree as follows:

          SECTION 1.  DEMAND REGISTRATION RIGHTS.
                      --------------------------

          (a) From and after the date of termination of the Merger Agreement in accordance with its terms, and assuming Offer Subsidiary acquired any Registrable Shares pursuant to the Offer (the "COMMENCEMENT DATE"), on one or more occasions when COMSAT shall have received a written request for registration hereunder from Lockheed Martin, COMSAT shall, as expeditiously as possible and in good faith, include in a Registration Statement in accordance with the methods of distribution specified by Lockheed Martin, the number of Registrable Shares (the "TRANSACTION REGISTRABLE SHARES") that Lockheed Martin shall have requested that COMSAT register.

          (b) If the requested registration pursuant to this Section 1 shall involve an underwritten offering, (i) no other securities of COMSAT, including securities to be offered for the account of COMSAT or any Person other than Lockheed Martin, shall be included in the

Registration Statement and (ii) Lockheed Martin shall select (with the consent of COMSAT, not to be unreasonably withheld or delayed) the managing underwriter in connection with the offering and any additional investment bankers and managers to be used in connection with the offering.

          (c) Notwithstanding anything herein to the contrary:

          (i) COMSAT shall not be required to prepare and file pursuant to this
     Section 1 a Registration Statement including less than 3,000,000 Registrable Shares in the aggregate (as such number of shares may be equitably adjusted in the event of any change in the Registerable Shares by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like);

          (ii) subject to the following clause (iii), COMSAT shall not be required to prepare and file pursuant to this Section 1 more than five Registration Statements;

          (iii) if a requested registration pursuant to this Section 1 shall involve an underwritten offering, and if the managing underwriter shall advise COMSAT and Lockheed Martin in writing that, in its opinion, the number of Transaction Registrable Shares proposed to be included in the registration is so great as to adversely affect the offering, including the price at which the Transaction Registrable Shares could be sold, COMSAT will, upon the request of Lockheed Martin, include in the registration the maximum number of Transaction Registrable Shares which it is so advised can be sold without the adverse effect. Alternatively, Lockheed Martin may notify COMSAT that Lockheed Martin has determined not to proceed with such registration, in which case such registration shall not be counted toward the total number of registrations allotted to Lockheed Martin under the preceding clause (ii); and

          (iv) an exercise of a request for registration under this Section 1 shall not count as the use of such right (A) if the Registration Statement to which it relates is not declared effective by the SEC within 90 days of the date such Registration Statement is first filed with the SEC, (B) if, within 90 days after the registration relating to any such request has become effective but before Lockheed Martin distributes the Transaction Registrable Shares thereunder, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority for any reason and COMSAT fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of Lockheed Martin within 30 days, or (C) if the Registration Statement and the Prospectus do not remain effective or current for the period they are required to remain effective or current hereunder; provided, that except as otherwise provided in the
                           --------
     preceding clause (iii) such exercise shall count if such Registration Statement is withdrawn because Lockheed Martin determines not to proceed with such registration.

          SECTION 2.  PIGGY-BACK REGISTRATION RIGHTS.
                      ------------------------------

          (a) If COMSAT shall determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities Laws, any offering of any Equity Securities of COMSAT, other than an offering with respect to which Lockheed Martin shall have requested a registration pursuant to Section 1 hereof, COMSAT shall give notice of such determination to Lockheed Martin. COMSAT shall, as expeditiously as possible and in good faith, include in the registration statement the number of Transaction Registrable Shares that Lockheed Martin shall have specified by written notice received by COMSAT not later than 10 business days after COMSAT shall have given such written notice to Lockheed Martin pursuant to this Section 2(a).

          (b) Notwithstanding anything herein to the contrary:

          (i) COMSAT shall not be required by this Section 2 to include any Registrable Shares owned by Lockheed Martin in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing shareholders of COMSAT; and

          (ii) if a registration pursuant to this Section 2 involves an underwritten offering, COMSAT or the Person initiating the registration shall select the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises COMSAT in writing that, in its opinion, the number of securities requested to be included in the registration is so great as to adversely affect the offering, including the price at which the securities could be sold, COMSAT will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

               (A) first, all securities proposed to be registered by COMSAT for
                   -----
     its own account;

               (B) second, all securities proposed to be registered by COMSAT
                   ------
     pursuant to the exercise by any Person other than Lockheed Martin of a "demand" right requesting the registration of shares of COMSAT Common Stock in accordance with an agreement entered into prior to the date of execution of the Merger Agreement substantially similar to the provisions of Section 1 hereof; and

               (C) third, all other securities (including Transaction
                   -----
     Registrable Shares) duly requested to be included in the registration, allocated pro rata among Lockheed Martin and such other Persons on the basis of the relative number of securities that each such Person has duly requested to be included in the registration.

          (c) From and after the date of this Agreement, COMSAT shall not, without the prior written consent of Lockheed Martin, enter into any agreement with any holder or prospective holder of any Equity Securities of COMSAT giving such holder or prospective holder any registration rights, including without limitation "piggyback" registration rights, the terms of which are inconsistent with the registration rights granted to Lockheed Martin hereunder.

          SECTION 3.  REGISTRATION PROVISIONS.  With respect to each
                      -----------------------
registration pursuant to this Agreement:

          (a) Notwithstanding anything herein to the contrary, COMSAT shall not be required to include in any registration any of the Registrable Shares owned by Lockheed Martin (i) if COMSAT shall deliver to Lockheed Martin an opinion, satisfactory in form, scope and substance to Lockheed Martin and addressed to Lockheed Martin by legal counsel satisfactory to Lockheed Martin to the effect that the distribution of such Registrable Shares proposed by Lockheed Martin is
(1) not required to be registered under the Securities Act and (2) is not subject to any limitations imposed by COMSAT's Articles of Incorporation and By-Laws or (ii) if Lockheed Martin or any underwriter of such Registrable Shares shall fail to furnish to COMSAT the information in respect of the distribution of the shares that is required under this Agreement to be furnished by Lockheed Martin or the underwriter to COMSAT.

          (b) COMSAT shall make available for inspection by Lockheed Martin, each underwriter of Transaction Registrable Shares and Lockheed Martin's accountants, counsel and other representatives, all financial and other records, pertinent corporate documents and properties of COMSAT as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with each registration of Transaction Registrable Shares, and shall cause COMSAT's officers, directors and employees to supply all information reasonably requested by any such Person in connection with such registration;

provided that records and documents which COMSAT determines, in good faith,
--------
after consultation with its counsel to be confidential and which it notifies such Persons are confidential shall not be disclosed to them, except in each case to the extent that (i) the disclosure of such records or documents is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the disclosure of such records or documents to a Governmental Authority having jurisdiction over such Person is necessary or (iii) the disclosure of such records or documents may otherwise be required by applicable Laws, subpoena, or the order of any Governmental Authority. Lockheed Martin shall, and shall cause its accountants, counsel and other representatives to, after determining that disclosure of any records or documents may be necessary in the circumstances referenced in the proviso to the preceding sentence, give notice to COMSAT, and allow COMSAT, at COMSAT's expense, to undertake appropriate action to prevent disclosure of any such records or documents deemed confidential.

          (c) Lockheed Martin shall furnish, and shall cause each underwriter of Transaction Registrable Shares to be distributed pursuant to the registration to furnish, to COMSAT in writing promptly upon the request of COMSAT the additional information regarding Lockheed Martin or the underwriter, the contemplated distribution of the Transaction Registrable Shares and the other information regarding the proposed distribution by Lockheed Martin and the underwriter that shall be required in connection with the proposed distribution by the applicable securities Laws of the United States of America and the states thereof in which the Transaction Registrable Shares are contemplated to be distributed. The information furnished by Lockheed Martin or any underwriter shall be certified by Lockheed Martin or the underwriter, as the case may be, and shall be stated to be specifically for use in connection with the registration.

          (d) COMSAT shall prepare and file with the SEC the Registration Statement, including the Prospectus, and each amendment thereof or supplement thereto, under the Securities Act and as required under any applicable state securities Laws, on a form that is then required or available for use by COMSAT to permit Lockheed Martin, upon the effective date of the Registration Statement, to use the Prospectus in connection with the contemplated distribution by Lockheed Martin of the Transaction Registrable Shares requested to be so registered. A registration pursuant to Section 1 hereof shall be effected pursuant to Rule 415 (or any similar provision then in force) under the Securities Act if the manner of distribution contemplated by Lockheed Martin shall include an offering on a delayed or continuous basis. COMSAT shall furnish to Lockheed Martin drafts of the Registration Statement and the Prospectus and each amendment thereof or supplement thereto for its timely review and comment prior to the filing thereof with the SEC. If the registration shall have been initiated solely by COMSAT or shall not have been initiated by Lockheed Martin, COMSAT shall not be obligated to prosecute the registration, and may withdraw the Registration Statement at any time prior to the effectiveness thereof, if COMSAT shall determine in good faith not to proceed with the offering of securities included in the Registration Statement. In all other cases, COMSAT shall use its reasonable efforts to cause the Registration Statement to become effective and, as soon as practicable after the effectiveness thereof, shall deliver to Lockheed Martin evidence of the effectiveness and as many copies of the Prospectus and each amendment thereof or supplement thereto as Lockheed Martin may reasonably request. COMSAT consents to the use by Lockheed Martin of each Prospectus and each amendment thereof and supplement thereto in connection with the distribution, in accordance with this Agreement, of the Transaction Registrable Shares. In addition, if necessary for resale by Lockheed Martin, COMSAT shall qualify or register in such states as may be reasonably requested by Lockheed Martin; provided that COMSAT shall not
                                                --------
be obligated to file any general consent to service of process or to qualify as a foreign corporation in any state in which it is not subject to process or qualified as of the date of the request. COMSAT shall advise Lockheed Martin in writing, promptly after the occurrence of any of the following, (i) the filing of the Registration Statement or any Prospectus, or any amendment thereof or supplement thereto, with the SEC, (ii) the effectiveness of the Registration Statement and any post-effective amendment thereto, (iii) the receipt by COMSAT of any communication from the SEC with respect to the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, including, without limitation, any stop order suspending the effectiveness thereof, any comments with respect thereto and any requests for amendments or supplements (in which case COMSAT shall promptly provide Lockheed Martin with copies of any written communications received with respect thereto and written summaries of any oral communications with respect thereto) and (iv) the receipt by COMSAT of any notification with respect to the suspension of the qualification of Transaction Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) COMSAT shall use its reasonable efforts to cause the Registration Statement and the Prospectus to remain effective or current, as the case may be, including the filing of necessary amendments, post-effective amendments and supplements, and shall furnish copies of such amendments, post-effective amendments and supplements to Lockheed Martin, so as to permit Lockheed Martin to distribute the Transaction Registrable Shares in the manner of distribution during the contemplated period of distribution, but in no event longer than 90 days from the effective date of the Registration Statement; provided that the
                                                            --------
period shall be increased by the number of days that Lockheed Martin shall have been required by Section 4 hereof to refrain from disposing of the Transaction Registrable Shares. During such contemplated period of distribution, COMSAT shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Transaction Registrable Shares that shall have been included in the Registration Statement in accordance with the contemplated manner of disposition by Lockheed Martin set forth in the Registration Statement, the Prospectus or the supplement, as the case may be. COMSAT shall notify Lockheed Martin, at any time when a Prospectus with respect to the Transaction Registrable Shares is required to be delivered under the Securities Act, when COMSAT becomes aware of the happening of any event as a result of which the Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the SEC an amendment or supplement to the Registration Statement or the Prospectus so that, as thereafter delivered to the purchasers of such Transaction Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. COMSAT shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment. Notwithstanding anything in the foregoing to the contrary, if, in the opinion of counsel for COMSAT, there shall have arisen any legal impediment to the offer of the Transaction Registrable Shares made by the Prospectus or if any legal action or administrative proceeding shall have been instituted or threatened or any other claim shall have been made relating to the offer made by the Prospectus or against any of the parties involved in the offer, COMSAT may at any time upon written notice to Lockheed Martin (i) terminate the effectiveness of the Registration Statement or (ii) withdraw from the Registration Statement the Transaction Registrable Shares; provided that, (A) if the registration was
                                --------
requested under Section 1 hereof it shall not count as the use of such right unless all securities registered thereunder are sold and (B) if the registration was requested under Section 1 hereof, COMSAT shall pay, in addition to the expenses set forth in Section 5 hereof, any expenses incurred by Lockheed Martin in connection with such registration.

          (f) If requested by Lockheed Martin or an underwriter of Transaction Registrable Shares, COMSAT shall as promptly as practicable prepare and file with the SEC an amendment or supplement to the Registration Statement or the Prospectus containing such information as required by Law to be set forth therein as Lockheed Martin or the underwriter requests to be included therein, including, without limitation, information with respect to the Transaction Registrable Shares being sold by Lockheed Martin to the underwriter, the purchase price being paid therefor by such underwriter and other terms of the underwritten offering of the Transaction Registrable Shares to be sold in such offering.

          (g) Lockheed Martin shall report to COMSAT distributions made by Lockheed Martin of Transaction Registrable Shares pursuant to the Prospectus and, upon written notice by COMSAT that an event has occurred as a result of which an amendment or supplement to the Registration Statement or the Prospectus is required, Lockheed Martin shall cease further distributions pursuant to the Prospectus until notified by COMSAT of the effectiveness of the amendment or supplement. Lockheed Martin shall distribute Transaction Registrable Shares only in accordance with the manner of distribution contemplated by the Prospectus with respect to the Transaction Registrable Shares. Lockheed Martin, by participating in a registration pursuant to this Agreement, acknowledges that the remedies of COMSAT at Law for failure by Lockheed Martin to comply with the undertaking contained in this paragraph (g) would be inadequate and that the failure would not be adequately compensable in damages and would cause irreparable harm to COMSAT, and therefore agrees that undertakings made by Lockheed Martin in this paragraph (g) may be specifically enforced.

          (h) If the registration is made pursuant to Section 2 hereof and the registration involves an underwritten offering, in whole or in part, COMSAT may require the Transaction Registrable Shares to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration. In that event, Lockheed Martin shall be a party to the related underwriting agreement.

          (i) If the registration involves an underwritten offering, (i) at the request of Lockheed Martin or COMSAT, COMSAT and Lockheed Martin shall enter into an appropriate underwriting agreement with respect to the Transaction Registrable Shares containing terms and provisions customary in agreements of that nature, including, without limitation, provisions with respect to indemnification and contribution of underwriters substantially the same as those set forth in Section 6 hereof, (ii) COMSAT shall make such representations and warranties, and deliver such certificates with respect thereto, to Lockheed Martin and each underwriter of such Transaction Registrable Shares, and in each case in such form, substance and scope, as are customarily made by issuers to underwriters in primary underwritten offerings, (iii) COMSAT shall obtain and deliver to Lockheed Martin and each underwriter opinions of counsel to COMSAT and updates thereof (which counsel and opinions (in form, substance and scope) shall be reasonably satisfactory to the managing underwriter in such offering) addressed to Lockheed Martin and such underwriters with respect to matters customarily covered by such opinions requested in underwritten offerings and such other matters as may reasonably be requested by Lockheed Martin or such underwriters, (iv) COMSAT shall obtain and deliver to Lockheed

Martin and each underwriter "cold comfort" letters and updates thereof from the independent certified public accountants of COMSAT (and, if necessary, any other independent certified public accountants of any Subsidiary of COMSAT or of any business of COMSAT for which financial statements and financial data are, or required to be, included in the Registration Statement), addressed to Lockheed Martin and such underwriters, in customary form and substance, with respect to matters customarily covered by "cold comfort" letters in connection with primary underwritten offerings, (v) COMSAT shall enter into such agreements and take such other actions as Lockheed Martin on advice of the underwriters, or the underwriters may reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including, without limitation, making members of senior management available for, preparing for, and participating in, such number of "road shows," investor conference calls and all such other customary selling efforts as Lockheed Martin on advice of the underwriters, or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and (vi) COMSAT shall prepare or obtain, and deliver to Lockheed Martin and the underwriters, such other documents as may reasonably be requested by Lockheed Martin or such underwriters.

          (j) Prior to sales of such Transaction Registrable Shares, COMSAT shall cooperate with Lockheed Martin and each underwriter of Transaction Registrable Shares to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Transaction Registrable Shares to be sold under the Registration Statement, and to enable such Transaction Registrable Shares to be in such denominations and registered in such names as Lockheed Martin or the underwriter may request.

          (k) COMSAT shall use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (l) COMSAT shall take all action required to cause the Transaction Registrable Shares to be listed on each national securities exchange on which the COMSAT Common Stock shall then be listed, if any, or to be qualified for inclusion in the NASDAQ/National Market System, if the COMSAT Common Stock is then so qualified, and in each case if the listing or inclusion of the Transaction Registrable Shares is then permitted under the rules of such national securities exchange or the NASD, as the case may be.

          (m) For the purposes of this Agreement, the following terms shall have the following meanings:

          (i) "PROSPECTUS" means (A) the prospectus relating to the Transaction Registrable Shares included in a Registration Statement, (B) if a prospectus relating to the Transaction Registrable Shares shall be filed with the SEC pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, such prospectus, and (C) in the event of any amendment or supplement to the prospectus after the effective date of the Registration Statement, then from and after the effectiveness of the amendment or the filing with the SEC of the supplement, the prospectus as so amended or supplemented;

          (ii) "REGISTRATION STATEMENT" means (A) a registration statement filed by COMSAT in accordance with Section 3(d) hereof, including exhibits and financial statements thereto, in the form in which it shall become effective, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (or any similar provision or forms then in force) under the Securities Act and information deemed to be a part of such registration statement pursuant to paragraph (b) of Rule 430A (or any similar provision then in force) and (B) in the event of any amendment thereto after the effective date of the registration statement, then from and after the effectiveness of the amendment, the registration statement as so amended; and

          (iii) information "CONTAINED", "INCLUDED" or "STATED" in a Registration Statement or a Prospectus (or other references of like import) includes information incorporated by reference.

          SECTION 4.  BLACKOUT PROVISIONS.
                      -------------------

          (a) Subject to the provisions of paragraph (b) below, by delivery of written notice to Lockheed Martin, stating which one or more of the circumstances in paragraph (b) below shall apply to Lockheed Martin, COMSAT may postpone effecting a registration under this Agreement pursuant to this Section 4 or require Lockheed Martin to refrain from otherwise disposing of any Registrable Shares (whether pursuant to Rule 144 or 144A under the Securities Act or otherwise), for a reasonable period specified in the notice but not exceeding two 90 day periods in any 12 month period (which periods may not be extended or renewed); provided, that if COMSAT postpones effecting a
                      --------
registration hereunder pursuant to clause (i) of paragraph (b) below, then the next such blackout period shall not commence until COMSAT has effected the registration so postponed and the Registrable Shares registered thereunder have been distributed and if COMSAT requires Lockheed Martin to refrain from otherwise disposing of any Registrable Shares, then the next such blackout period shall not come until 90 days after the expiration of the previous such period.

          (b) COMSAT may postpone effecting a registration or apply to Lockheed Martin any of the limitations specified in paragraph (a) above only if (i) an investment banking firm of recognized national standing shall advise COMSAT in writing that effecting the registration or the disposition by Lockheed Martin of Registrable Shares would materially and adversely affect an offering of Equity Securities of COMSAT the preparation of which had then been commenced or (ii) COMSAT is in possession of material non-public information the disclosure of which during the period specified in such notice COMSAT reasonably believes in good faith would not be in the best interests of COMSAT.

          SECTION 5.  EXPENSES.
                      ---------

          (a) In connection with the registration of Transaction Registrable Shares pursuant to this Agreement, whether or not any related Registration Statement shall become effective (except in connection with a registration under Section 1 where such registration is withdrawn because Lockheed Martin determines not to proceed with such registration for any reason other than pursuant to Section 1(c)(iii)), COMSAT shall bear all expenses of the following:

          (i) preparing, printing and filing each Registration Statement and Prospectus and each qualification or notice required to be filed under federal and state securities Laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") in connection with a registration pursuant to Section 1 hereof;

          (ii) furnishing to Lockheed Martin one executed copy of the related Registration Statement and the number of copies of the related Prospectus that may be required by Section 3(e) hereof to be so furnished, together with a like number of copies of each amendment, post-effective amendment or supplement;

          (iii) performing its obligations under Section 3(e) hereof;

          (iv) printing and issuing share certificates, including the transfer agent's fees, in connection with each distribution so registered;

          (v) preparing audited financial statements required by the Securities Act to be included in the Registration Statement and preparing audited financial statements for use in connection with the registration other than audited financial statements required by the Securities Act;

          (vi) internal and out-of-pocket expenses of COMSAT and its employees (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

          (vii) listing of the Registrable Shares on national securities exchanges or inclusion of the Registrable Shares on the NASDAQ/National Market System; and

         (viii) fees and expenses of any special experts retained by COMSAT in connection with the registration.

           (b) Lockheed Martin shall bear all other expenses incident to the distribution by Lockheed Martin of the Registrable Shares owned by it in connection with a registration pursuant to this Agreement, including without limitation the selling expenses of Lockheed Martin, commissions, underwriting discounts, insurance, fees of counsel for Lockheed Martin and its underwriters.

     SECTION 6.  INDEMNIFICATION
                 ---------------

          (a) COMSAT shall indemnify and hold harmless Lockheed Martin, each underwriter of Transaction Registrable Shares to be distributed pursuant to a registration pursuant to this Agreement, the officers, directors, employees and agents of Lockheed Martin and the underwriter and each Person, if any, who controls Lockheed Martin or the underwriter within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Lockheed Martin and each other Person indemnified pursuant to this Section 6(a) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action;

provided that COMSAT shall not be liable in any case to the extent that any such
--------
claim, loss, damage or liability arises out of or is based upon:

               (i) any untrue statement or omission based upon written information furnished to COMSAT by Lockheed Martin or the underwriter of such Transaction Registrable Shares specifically for use in the Registration Statement or the Prospectus, or

              (ii) Lockheed Martin's failure to comply with any Prospectus delivery requirements.

          (b) Lockheed Martin, by participating in a registration pursuant to this Agreement, thereby agrees to indemnify and to hold harmless COMSAT and its officers, directors, employees, agents and the underwriter and each Person, if any, who controls any of them within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon:

               (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

              (ii) Lockheed Martin's failure to comply with any Prospectus delivery requirements,

and shall reimburse COMSAT and each other Person indemnified pursuant to this
Section 6(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that this Section 6(b) shall apply only with
                     --------
respect to claims, losses, damages and liabilities arising out of or based upon the matters set forth at clause (i) above if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to COMSAT in writing by Lockheed Martin specifically for use in the Registration Statement or the Prospectus.

          (c) If any action or proceeding (including any governmental investigation or inquiry) shall be brought, asserted or threatened against any Person indemnified under this Section 6, the indemnified Person shall promptly notify the indemnifying Person in writing, and the indemnifying Person shall assume the defense of the action or proceeding, including the employment of counsel reasonably satisfactory to the indemnified Person and the payment of all expenses. The indemnified Person shall have the right to employ separate counsel in any action or proceeding and to participate in the defense of the action or proceeding, but the fees and expenses of that counsel shall be at the expense of the indemnified Person unless:

          (i) the indemnifying Person shall have agreed to pay those fees and expenses; or

          (ii) the indemnifying Person shall have failed to assume the defense of the action or proceeding or shall have failed to employ counsel reasonably satisfactory to the indemnified Person in the action or proceeding; or

         (iii) the named parties to the action or proceeding (including any impleaded parties) include both the indemnified Person and the indemnifying Person, and the indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to the indemnified Person that are different from or additional to those available to the indemnifying Person (in which case, if the indemnified Person notifies the indemnifying Person in writing that it elects to employ separate counsel at the expense of the indemnifying Person, the indemnifying Person shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified Person; it being understood, however, that the indemnifying Person shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified Person, which firm shall be designated in writing by the indemnified Person).

The indemnifying Person shall not be liable for any settlement of any action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying Person shall indemnify and hold harmless the indemnified Person from and against any loss or liability by reason of the settlement or judgment.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified Person (other than by reason of exceptions provided in this Section 6) in respect of losses, claims, damages, liabilities or expenses referred to in this Section 6, then each applicable indemnifying Person, in lieu of indemnifying the indemnified Person, shall contribute to the amount paid or payable by the indemnified Person as a result of the losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person and by these Persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by a Person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the Person in connection with investigating or defending any action or claim. Notwithstanding the foregoing, neither Lockheed Martin nor any underwriter of Transaction Registrable Shares shall be required to contribute any amount in excess of the amount by which (i) in the case of Lockheed Martin, the net proceeds received by Lockheed Martin from the sale of Transaction Registrable Shares or (ii) in the case of the underwriter, the total price at which such Transaction Registrable Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that Lockheed Martin or such underwriter, as the case may be, has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          (e) Lockheed Martin shall cause each underwriter of any Transaction Registrable Shares to be distributed pursuant to a registration pursuant to
Section 1 hereof to agree in writing on terms reasonably satisfactory to COMSAT to indemnify and to hold harmless COMSAT and its officers and directors and each Person, if any, who controls any of them within the meaning of Section 15 (or any successors provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon:

               (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

               (ii) such underwriter's failure to comply with applicable Prospectus delivery requirements, and shall reimburse COMSAT and each other Person indemnified pursuant to this
Section 6(e) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the agreement shall apply only with respect
                     --------
to claims, losses, damages and liabilities arising out of or based upon the matters set forth at clause (i) above if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to COMSAT in writing by such underwriter specifically for use in the Registration Statement or the Prospectus.

          SECTION 7.  EXEMPT SALES.  COMSAT shall make all filings with the SEC
                      ------------
required by paragraph (c) of Rule 144 (or any similar provision then in force) under the Securities Act to permit the sale of Registrable Shares by any holder thereof (other than an Affiliate of COMSAT) to satisfy the conditions of Rule 144 (or any similar provision then in force). COMSAT shall, promptly upon the written request of the holder of Registrable Shares, deliver to such holder a written statement as to whether COMSAT has complied with all such filing requirements.

          SECTION 8.  MERGER, CONSOLIDATION, EXCHANGE, ETC.  In the event,
                      ------------------------------------
directly or indirectly, (1) COMSAT shall merge with and into, or consolidate with, or consummate a share exchange with, any other Person, or (2) any Person shall merge with and into, or consolidate with COMSAT and COMSAT shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Shares shall be changed into or exchanged for stock or other securities of any other Person, then, in each such case, proper provision shall be made so that such other Person shall be bound by the provisions of this Agreement and the term "COMSAT" shall thereafter be deemed to refer to such other Person.

          SECTION 9.  NOTICES.  All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if (i) personally delivered, (ii) sent by postage prepaid certified or registered mail, return receipt requested,
(iii) sent by recognized overnight courier, or (iv) transmitted by telecopier, with a copy sent by postage prepaid certified or registered mail, return receipt requested, or by recognized overnight courier addressed to the respective parties as set forth in Section 8.4 of the Merger Agreement.

          SECTION 10. NO WAIVERS; REMEDIES.  No failure or delay by any party
                      --------------------
in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies available at law or in equity.

          SECTION 11. AMENDMENTS, ETC.  No amendment, modification,
                      ---------------
termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 12.    SUCCESSORS AND ASSIGNS.  The provisions of this
                         ----------------------
Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

          SECTION 13.    GOVERNING LAW.  This Agreement shall be governed by and
                         -------------
construed in accordance with the internal laws of the State of Delaware. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 14.    COUNTERPARTS.  This Agreement may be signed in any
                         ------------
number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 15.    SEVERABILITY OF PROVISIONS.  Any provision of this
                         --------------------------
Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 16.    HEADINGS AND REFERENCES.  Section headings in this
                         -----------------------
Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 17.    ENTIRE AGREEMENT.  This Agreement embodies the entire
                         ----------------
agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matters of this Agreement.

          SECTION 18.    SURVIVAL.  Except as otherwise specifically provided in
                         --------
this Agreement, each representation, warranty or covenant of each party contained in to this Agreement shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by the other party of a related condition precedent to the performance by such other party of an obligation under this Agreement.

          SECTION 19.    EXCLUSIVE JURISDICTION.  Each party (i) agrees that any
                         ----------------------
action with respect to this Agreement or transactions contemplated by this Agreement shall be brought exclusively in the courts of the State of Delaware or of the United States of America for the State of Delaware, (ii) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, (iii) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non
   ----- ---
conveniens, which it may now or hereafter have to the bringing of any action in
----------
those jurisdictions; provided, however, that each party may assert in an action
                     --------  -------
in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such action, may not be asserted in an original action in the courts referred to in clause (i) above. Lockheed Martin and COMSAT each hereby appoints Corporation Trust Company as its agent for service of process in the State of Delaware in connection with any such action.

          SECTION 20.    WAIVER OF JURY TRIAL.  Each party waives any right to a
                         --------------------
trial by jury in any action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any action shall be tried before a court and not before a jury.

          SECTION 21.    NON-RECOURSE.  No recourse under this Agreement shall
                         ------------
be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of Lockheed Martin or COMSAT or the respective shareholders, directors, officers, employees, agents and affiliates of Lockheed Martin or COMSAT or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or affiliate, as such, for any obligations of Lockheed Martin or COMSAT, as the case may be, under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

                             ______________________

        [The remainder of this page has been left blank intentionally.]

   IN WITNESS WHEREOF, each of the parties has caused this Registration Rights
     Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



                                               COMSAT CORPORATION



                                               By:  /s/ Allen E. Flower
                                                    -------------------
                                             Name:  Allen E. Flower
                                            Title:  Vice President and
                                                       Chief Financial Officer


                                               LOCKHEED MARTIN CORPORATION



                                               By:  /s/ Vance D. Coffman
                                                    --------------------
                                             Name:  Vance D. Coffman
                                            Title:  Chairman and
                                                       Chief Executive Officer